NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie/Theresa Kelleher
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   February 7, 2008

CONMED Corporation Announces Fourth Quarter and Full Year 2007 Results
- Sales Increase 11.6% to $189.6 Million:  A New Quarterly Record -
- Non-GAAP EPS Grows 33% to $0.44  -
- GAAP EPS Improves to $0.41 -
- Operating Margins Expand –
- Company Increases 2008 EPS Guidance to $1.48 - $1.56 -
- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, February 7, 2008 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and year-ended December 31, 2007.

Year-Over-Year Quarterly Highlights:

•	Sales grew to $189.6 million, an increase of 11.6% (8.0% constant currency) – a new quarterly record.

•
Non-GAAP diluted earnings per share exceeded management’s previously provided estimate and grew 33% to $0.44 compared to fourth quarter 2006 non-GAAP diluted earnings per share of $0.33 (GAAP EPS of $0.41 compares to 4Q 2006 GAAP loss per share of $0.84).

•	Non-GAAP operating margin[1] grew 270 basis points to 12.3% compared to 2006 fourth quarter non-GAAP operating margin of 9.6%.

•	Non-GAAP EBITDA margin[2] expanded 220 basis points to 16.9% compared to 14.7%.

•	Quarterly Cash from Operations grew 34% to $31.8 million compared to $23.7 million in the fourth quarter of 2006.

CONMED News Release Continued	Page 2 of 11	February 7, 2008

Year-Over-Year Full-Year Highlights:

•	Sales grew to $694.3 million, an increase of 7.3% (5.0% constant currency).

•
Non-GAAP diluted earnings per share grew 37% to $1.37 compared to 2006 non-GAAP diluted earnings per share of $1.00 (GAAP diluted earnings per share was $1.43 compared to a loss per share of $0.45 in 2006).

•	Non-GAAP operating margin[1] grew 220 basis points to 11.3% compared to the 2006 non-GAAP operating margin of 9.1%.

•	Non-GAAP EBITDA margin[2] expanded 200 basis points to 16.3% compared to 14.3%

•	Cash from operations grew to $67.2 million for the full year from $64.6 million in 2006.

“CONMED’s excellent 2007 performance was aided by a strong fourth quarter with sales and earnings exceeding our projections,” said Joseph J. Corasanti, President and Chief Executive Officer.  “The sales growth was led by the Arthroscopy product line’s 31% increase over the 2006 fourth quarter due to strong capital placements in our video and operating room management offerings.   Our first-to-market advantage continues to drive sales of our High Definition surgical imaging systems and set the pace for the competition.”

“As a result of our overall sales growth and our continued ability to leverage our infrastructure, the non-GAAP operating margin for the fourth quarter expanded 270 basis points to 12.3% compared to the non-GAAP operating margin of 9.6% a year ago,” continued Mr. Corasanti.  “Our long-stated strategy for improving operating margins is continuing to gain momentum as we grow our top-line through outstanding service to our customers with innovative, high quality, cost-effective medical devices, while leveraging of our infrastructure to produce expanding margins.”

Sales outside the United States were $82.4 million in the fourth quarter of 2007, growing 23.9% overall and 14.7% on a constant currency basis compared to the fourth quarter of 2006.  For the 2007 year, international sales grew to 41.7% of the Company’s total sales compared to 38.6% of sales in 2006.

CONMED’s cash flow was strong in the fourth quarter of 2007 enabling a reduction in its borrowings of $20.1 million.  For the full-year, cash from operations increased to $67.2 million compared to $64.6 million in 2006.  Total year debt repayment in 2007 equaled $45.0 million.  Additionally, the Company’s debt to total book capitalization ratio declined to 30.6% at December 31, 2007 compared to 37.8% at December 2006.

CONMED News Release Continued	Page 3 of 11	February 7, 2008

Following is a summary of the Company’s sales by product line for the three months ended December 31, 2007 (in millions):

	Three Months Ended December 31,
				Constant
				Currency
	2006	2007	Growth	Growth
	(in millions)

Arthroscopy	$59.9	$78.6	31.2%	25.9%

Powered Surgical Instruments	36.5	39.4	7.9%	2.2%

Electrosurgery	26.8	23.0	-14.2%	-15.1%

Endoscopic Technologies	12.8	13.6	6.3%	5.1%

Endosurgery	15.1	14.5	-4.0%	-5.8%

Patient Care	18.8	20.5	9.0%	8.3%

	$169.9	$189.6	11.6%	8.0%

The Company’s sports medicine Arthroscopy line grew 31.2% over fourth quarter 2006 on continued strength of video imaging sales (45% year-over-year growth), in addition to $8.9 million in sales attributable to integrated operating room system installations, which, as per management’s previously disclosed assessment, accelerated from the low levels seen in the first three quarters of the year.  Powered Surgical Instruments had strong international growth, but softer than expected domestic results.  Electrosurgery’s decline was due to the difficult comparison created by the well-above market growth experienced in the fourth quarter of 2006.  Following six consecutive quarters of sales decline, Endoscopic Technologies achieved growth of 6.3% resulting largely from the stabilization of the manufacturing process for this line’s products.  Endosurgery had a slight decline due to softer international sales, though CONMED expects this line to return to a positive year-over-year growth rate in 2008 due to a number of planned product introductions.  Patient Care grew 9.0% on strong sales of patient monitoring products.

Following is a summary of full year 2007 sales by product line in millions of dollars:
	Year Ended December 31,
				Constant
				Currency
	2006	2007	Growth	Growth
	(in millions)

Arthroscopy	$228.2	$264.5	15.9%	12.7%

Powered Surgical Instruments	137.2	149.3	8.8%	4.9%

Electrosurgery	97.8	92.1	-5.8%	-6.6%

Endoscopic Technologies	54.9	52.7	-4.0%	-5.2%

Endosurgery	52.8	58.9	11.6%	9.8%

Patient Care	75.9	76.8	1.2%	0.7%

	$646.8	$694.3	7.3%	5.0%

CONMED News Release Continued	Page 4 of 11	February 7, 2008

Supplemental Reporting of Non-GAAP measurements;

CONMED provides supplemental reporting of its results by adjusting for the after-tax income and expense of non-operating transactions, such as costs associated with merging acquired businesses into CONMED, significant matters of litigation, facility consolidations, and other unusual items.  Management considers such matters to be non-operating, and although such adjustments result in a non-GAAP measurement, we believe that this information helps investors better understand the Company’s business.

In the fourth quarter of 2007, a subsidiary of the Company recorded a pre-tax charge of approximately $1.3 million related to the settlement of a previously disclosed product liability matter, including legal costs.  The Company continues its litigation against an insurance carrier which declined to reimburse the costs of the settlement.  For the full year of 2007, the Company recorded a net pre-tax gain of $2.8 million as a result of the first quarter’s gain from a litigation settlement, offset by the fourth quarter litigation settlement cost and facility closure costs incurred in the first six months of 2007.

In 2006, the Company recorded after-tax unusual costs of $40.6 million generally related to the integration of an acquired business.  Please refer to the attached reconciliations of reported net income to non-GAAP net income for additional information.

Outlook

Mr. Corasanti noted, “During 2007, the Company improved its financial performance by growing our overall business at a moderate rate, introducing new technologically advanced products, solidifying our manufacturing performance, consolidating facilities, and holding the line on cost increases.  In 2008, we believe the Company will produce further enhancements in each of these areas, which will allow us to continue improving our operating margin, as well as a number of other financial measures.”

“For the first quarter of 2008, we anticipate revenues in the range of $180-$184 million and diluted earnings per share of $0.33-$0.37.  Given the positive trends that emerged in the 2007 fourth quarter, and our belief that these trends will continue throughout 2008, we are incrementally increasing our previously provided 2008 EPS guidance of $1.47-$1.52.  We foresee 2008 constant currency sales growing approximately 5-6% over 2007 sales with the resulting diluted earnings per share approximating $1.48 – $1.56,” concluded Mr. Corasanti.

Conference Call

The Company will webcast its fourth quarter and full year 2007 conference call live over the Internet on Thursday, February 7,  2008 at 10:00 a.m. Eastern Time. This broadcast can be accessed from CONMED's web site at www.conmed.com. Replays of the call will be made available through February 14, 2008.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,200 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 11	February 7, 2008

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2007	2006	2007

Net sales	$169,892	$189,568	$646,812	$694,288

Cost of sales	83,271	93,886	322,644	345,163
Cost of sales, acquisition-transition and
plant closure - Note A	4,180	-	11,322	-

Gross profit	82,441	95,682	312,846	349,125

Selling and administrative	62,116	65,023	234,832	240,541
Research and development	8,130	7,417	30,715	30,400
Other expense (income) – Note B	993	1,295	5,213	(2,807)
Impairment of goodwill – Note C	46,689	-	46,689	-

	117,928	73,735	317,449	268,134

Income (loss) from operations	(35,487)	21,947	(4,603)	80,991

Loss on early extinguishment
of debt	-	-	678	-

Interest expense	4,617	3,528	19,120	16,234

Income (loss) before income taxes	(40,104)	18,419	(24,401)	64,757

Provision (benefit) for income taxes	(16,511)	6,585	(11,894)	23,301

Net income (loss)	$(23,593)	$11,834	$(12,507)	$41,456

Per share data:

Net Income
Basic	$(.84)	$.41	$(.45)	$1.46
Diluted	(.84)	.41	(.45)	1.43

Weighted average common shares
Basic	27,940	28,613	27,966	28,416
Diluted	27,940	29,057	27,966	28,965

CONMED News Release Continued	Page 6 of 11	February 7, 2008

Note A - Cost of sales includes costs associated with an acquisition and certain subsequent transition activities.  These costs approximated $2.9 million and $10.0 million, respectively, in the three and twelve months ended December 31, 2006.  Also included in cost of sales in the three and twelve months ended December 31, 2006 is approximately $1.3 million in inventory write-off costs associated with a plant closure.

Note B -  Included in other expense (income) in the three months ended December 31, 2006 are the following:  $0.5 million in acquisition-related costs, $0.4 million in cost related to the termination of a product offering and $0.1 million in plant closure costs.  Included in other expense (income) in the twelve months ended December 31, 2006 are the following:  $2.6 million in acquisition-related costs, $1.4 million in costs related to the termination of a product offering, $0.6 million in costs related to the settlement of a patent dispute, and $0.6 million in plant closure costs.

Included in other expense (income) in the three months ended December 31, 2007 are $1.3 million in costs associated with the settling of a product liability claim and defense related costs.  Included in other expense (income) in the twelve months ended December 31, 2007 are $0.2 million in costs related to the termination of a product offering, $1.8 million in facility closure related costs, a $6.1 million gain on a legal settlement and $1.3 million in costs associated with the settling of a product liability claim and defense related costs

Note C -  Impairment of goodwill is a non-cash charge related to the Endoscopic Technologies business unit resulting from the Company’s yearly evaluation of intangible asset values in accordance with SFAS No. 142.

CONMED News Release Continued	Page 7 of 11	February 7, 2008

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS

	December 31,
	2006	2007
Current assets:
Cash and cash equivalents	$3,831	$11,695
Accounts receivable, net	75,120	80,642
Inventories	151,687	164,969
Deferred income taxes	10,008	11,697
Other current assets	9,237	10,019
Total current assets	249,883	279,022

Property, plant and equipment, net	116,480	123,679
Goodwill, net	290,512	289,508
Other intangible assets, net	191,135	191,807
Other assets	13,561	9,935
Total assets	$861,571	$893,951

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,148	$3,349
Other current liabilities	72,057	73,935
Total current liabilities	75,205	77,284

Long-term debt	264,676	219,485
Deferred income taxes	51,004	71,188
Other long-term liabilities	30,332	20,992
Total liabilities	421,217	388,949

Shareholders' equity:
Capital accounts	201,541	220,657
Retained earnings	247,425	284,850
Accumulated other comprehensive loss	(8,612)	(505)
Total equity	440,354	505,002

Total liabilities and shareholders' equity	$861,571	$893,951

CONMED News Release Continued	Page 8 of 11	February 7, 2008

CONMED CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)
	Twelve months ended
	December 31,
	2006	2007
Cash flows from operating activities:
Net income (loss)	$(12,507)	$41,456
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	29,851	31,534
Stock-based payment expense	3,709	3,771
Goodwill impairment	46,689	-
Deferred income taxes	(12,289)	16,714
Increase (decrease) in cash flows from changes in assets and liabilities:
Sale of accounts receivable	4,000	1,000
Accounts receivable	(126)	(6,301)
Inventories	(9,380)	(22,621)
Accounts payable	7,016	(1,066)
Income tax receivable	(1,944)	3,118
Accrued compensation and benefits	5,251	2,012
Other, net	4,302	(2,375)
Net cash provided by operating activities	64,572	67,242

Cash flow from investing activities:
Purchases of property, plant, and equipment, net	(21,895)	(22,258)
Payments related to business acquisitions	(2,466)	(5,933)
Proceeds from sale of equity investment	1,205	-
Net cash used in investing activities	(23,156)	(28,191)

Cash flow from financing activities:
Payments on debt	(174,027)	(44,990)
Proceeds of debt	135,000	-
Payments relating to issuance of debt	(1,260)	-
Net proceeds from common stock issued under employee plans	2,731	11,355
Repurchase of common stock	(7,848)	-
Other, net	1,305	(1,770)
Net cash provided by financing activities	(44,099)	(35,405)

Effect of exchange rate change
on cash and cash equivalents	3,060	4,218

Net increase in cash and cash equivalents	377	7,864

Cash and cash equivalents at beginning of period	3,454	3,831

Cash and cash equivalents at end of period	$3,831	$11,695

CONMED News Release Continued	Page 9 of 11	February 7, 2008

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	December 31,
	2006	2007

Reported net income (loss)	$(23,593)	$11,834

Acquisition-transition related costs included
in cost of sales	2,899	-

Plant closure related costs included in cost of sales	1,281	-

Total cost of sales	4,180	-

Other acquisition-related costs	488	-

Termination of product offering	356	-

Plant closure costs	149	-

Settlement of product liability claim	-	1,295

Total other expense	993	1,295

Impairment of goodwill	46,689	-

Unusual expense before income taxes	51,862	1,295

Provision (benefit) for income taxes on unusual expense	(18,958)	(466)

Net income before unusual items	$9,311	$12,663

Per share data:

Reported net income
Basic	$(.84)	$.41
Diluted	(.84)	.41

Net income before unusual items
Basic	$.33	$.44
Diluted	.33	.44

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance.

CONMED News Release Continued	Page 10 of 11	February 7, 2008

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Twelve months ended
	December, 31,
	2006	2007

Reported net income (loss)	$(12,507)	$41,456

Acquisition-transition related costs included in cost of sales	10,041	-

Plant closure related cost included in cost of sales	1,281	-

Total cost of sales	11,322	-

Other acquisition-related costs	2,592	-

Termination of product offering	1,448	148

Write-off of inventory in settlement of a patent dispute	595	-

Facility closure related costs	578	1,822

Gain on legal settlement	-	(6,072)

Settlement of product liability claim	-	1,295

Total other expense	5,213	(2,807)

Impairment of goodwill	46,689	-

Loss on early extinguishment of debt	678	-

Unusual expense before income taxes	63,902	(2,807)

Provision (benefit) for income taxes on unusual expense	(23,293)	1,011

Net income before unusual items	$28,102	$39,660

Per share data:
Reported net income
Basic	$(.45)	$1.46
Diluted	(.45)	1.43

Net income before unusual items
Basic	$1.00	$1.40
Diluted	1.00	1.37

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance.

CONMED News Release Continued	Page 11 of 11	February 7, 2008

1 Non-GAAP operating margin for a period is the ratio of (i) income (loss) from operations plus cost of sales-acquistion/transition and plant closure, plus other expense (income), plus impairment of goodwill, divided by (ii) net sales.

2 Non-GAAP EBITDA margin for a period is the ratio of (i) income (loss) from operations plus cost of sales-acquistion/transition and plant closure, plus depreciation, amortization and stock-based compensation expense, plus other expense (income), plus impairment of goodwill, divided by (ii) net sales.  Depreciation and amortization were $7,556 and $8,021 for the fourth quarter of 2006 and 2007, respectively.  Stock based compensation was $1,110 and $839 for the fourth quarter of 2006 and 2007, respectively.